EXHIBIT 99.1

Press Release

Uniroyal Global Engineered Products, Inc. Reports Net Income of $837,803, or $0.06 Per Share for the Third Quarter 2015 Versus $527,481 or $0.04 Per Share for the Third Quarter 2014 Before Dividends of $698,499

For the first nine months of 2015, net income was $3,904,169, or $0.27 per share versus $2,006,458, or $0.14 per share for the first nine months of 2014 before dividends of $2,088,373. Net income available for common shareholders was $139,304, or $0.01 per share for the third quarter 2015 versus $527,481, or $0.04 per share for the third quarter 2014. For the first nine months of 2015 net income available for common shareholders was $1,815,796, or $0.13 per share versus $2,006,458, or $0.14 for the first nine months of 2014.

•	Revenue for the third quarter 2015 was $23.2 million versus $23.9 million in 2014. Revenue for the first nine months of 2015 was $76.5 million versus $73.7 million in 2014.

•	Operating income expands 71% to $5.5 million for the first nine months of 2015 versus $3.2 million in 2014.

•	Continued expansion of unit volume and operating margins despite unfavorable foreign exchange translations.

SARASOTA, Fla., Nov. 04, 2015 (GLOBE NEWSWIRE) -- Uniroyal Global Engineered Products, Inc. (UNIR) (“Uniroyal Global Engineered Products, Inc.” or the “Company”) filed its Form 10-Q last night reporting its results for the three months and nine months ended October 4, 2015.

“We remain pleased with our quarterly and year to date results of operations. We continue to perform well against our stated objectives of customer diversification, deeper penetration into our current customers and continuous margin improvement through cost reduction and productivity gains,” said Howard Curd, Chairman and CEO.

“We continue to see favorable volume and margin comparisons from last year that are somewhat masked by the recent decline in the Euro and British Pound Sterling.  Excluding  $1.5 million in the third quarter and $5.8 million year to date of negative impact of currency translations, our revenues would have been up  3.5% and 11.4% from the third quarter and year to date results, respectively, versus  the 2014 comparable period,” added Mr. Curd. “Despite the negative effects of the currency on revenue we continued to expand our operating profit in excess of 50% for the quarter and 70% year to date versus last year.”

The following is a brief discussion of the results:

Revenue:

Total revenue for the three months ended October 4, 2015 decreased $702,956, or 2.9%, to $23,225,199 from $23,928,155 for the three months ended September 28, 2014. This decrease was principally caused by a $1.5 million unfavorable impact of currency exchange rate changes. Excluding this impact, revenues for the three months ended October 4, 2015 would have increased by approximately $830,000, or 3.5%, over the three months ended September 28, 2014.

1

Total revenue for the nine months ended October 4, 2015 increased $2,787,787, or 3.8%, to $76,486,188 from $73,698,401 for the nine months ended September 28, 2014. The increase would have been approximately $8.6 million, or 11.4%, but it was offset by $5.8 million of unfavorable impact of currency exchange rates for 2015 compared to 2014.

Sales volumes and pricing for the three months and nine months 2015 were ahead of the corresponding prior year period primarily due to new automotive platform launches. For the nine-month period, there was an additional reporting week included in 2015.

Gross Profit:

Total gross profit for the three months ended October 4, 2015 increased $519,116, or 10.7%, to $5,383,728 from $4,864,612 for the three months ended September 28, 2014. The gross profit percentage was 23.2% of sales for the three months ended October 4, 2015 compared to 20.3% for the three months ended September 28, 2014. The gross profit increase was offset by approximately $400,000 of unfavorable impact of currency exchange rate changes.

Total gross profit for the nine months ended October 4, 2015 increased $2,391,334, or 16.8%, to $16,594,746 from $14,203,412 for the nine months ended September 28, 2014. The gross profit percentage was 21.7% of sales for the nine months ended October 4, 2015 compared to 19.3% for the nine months ended September 28, 2014. The gross profit increase was offset by approximately $1.7 million of unfavorable impact of currency exchange rate changes.

The gross profit percentage increased for the three months and nine months 2015 primarily due to the rolling off of lower margin automotive platforms which were replaced with higher margin platforms and the positive results of cost efficiency programs implemented during 2014.

Operating Expenses:

Selling expenses for the three months ended October 4, 2015 increased $140,711, or 12.5%, to $1,268,656 from $1,127,945 for the three months ended September 28, 2014. Selling expenses for the nine months ended October 4, 2015 increased $571,488, or 16.4%, to $4,065,951 from $3,494,463 for the nine months ended September 28, 2014. The increase resulted primarily due to increases in commissions and additional support staff expenses added during the second half of 2014.

General and administrative expenses for the three months ended October 4, 2015 decreased by $256,900, or 10.5%, to $2,192,559 from $2,449,459 for the three months ended September 28, 2014. General and administrative expenses for the nine months ended October 4, 2015 decreased by $542,558, or 8.5%, to $5,850,880 from $6,393,438 for the nine months ended September 28, 2014. The decrease for the three month period was principally due to 2014 pre-acquisition expenses incurred in the three months ended September 28, 2014. In addition to the pre-acquisition expenses, the decrease for the nine month period 2015 was impacted by statutory severance payments in 2014 of $460,000 as a result of labor reduction programs at our U.K. facility.  These decreases were partially offset by higher labor and administrative costs in 2015 in preparing the Company to become a multinational SEC reporting company.

Research and development expenses for the three months ended October 4, 2015 increased by $87,561, or 24.8%, to $440,257 from $352,696 for the three months ended September 28, 2014. Research and development expenses for the nine months ended October 4, 2015 increased by $80,420, or 7.3%, to $1,185,051 from $1,104,631 for the nine months ended September 28, 2014. The increase was due to increased expenditures for new product development.

Operating Income:

Operating income for the three months ended October 4, 2015 increased by $547,744, or 58.6%, to $1,482,256 from $934,512 for the three months ended September 28, 2014. The operating income percentage was 6.4% of sales for the three months ended October 4, 2015 compared to 3.9% for the three months ended September 28, 2014. Operating income for the nine months ended October 4, 2015 increased by $2,281,984, or 71.1%, to $5,492,864 from $3,210,880 for the nine months ended September 28, 2014. The operating income percentage was 7.2% of sales for the nine months ended October 4, 2015 compared to 4.4% for the nine months ended September 28, 2014.

2

The operating income increased primarily due to the gross margin improvements as stated above and a reduction in general and administrative expenses. The amount of increases was offset by increased selling expenses and approximately $300,000 and $1,250,000 of unfavorable impact of currency exchange rates for the three months and nine months ended October 4, 2015, respectively.

Interest expense:

Interest expense for the three months ended October 4, 2015 increased by $10,115, or 2.6%, to $406,242 from $396,127 for the three months ended September 28, 2014. Interest expense for the nine months ended October 4, 2015 decreased by $55,429, or 4.4%, to $1,199,008 from $1,254,437 for the nine months ended September 28, 2014. The increase for the three months 2015 was attributable to average higher debt balances in 2015. Both periods were effected by a lower weighted average effective rate for 2015 compared to 2014 and a favorable impact of the foreign exchange rates.

Other Income:

Other income for the three months ended October 4, 2015 decreased $191,837 to an expense of $103,051 from income of $88,786 for the three months ended September 28, 2014. Other income for the nine months ended October 4, 2015 decreased $128,780, or 64.9% to $69,653 from $198,433 for the nine months ended September 28, 2014. The decrease was principally due to losses and lower net gains on the settlement and changes in fair values of financial instruments related to currency translations from Euro to the British Pound in the subsidiary.

Net Income:

Net income for the three months ended October 4, 2015 increased $310,322, or 58.8%, to $837,803 from $527,481 for the three months ended September 28, 2014 before the preferred dividend of $698,499. Net income for the nine months ended October 4, 2015 increased $1,897,711, or 94.6%, to $3,904,169 from $2,006,458 before the preferred dividend of $2,088,373.

Net income available to common shareholders for the three months ended October 4, 2014 decreased to $0.01 per share from $0.04 per share for the three months ended September 28, 2014. Net income per share on a fully diluted basis for three months 2015 decreased to $0.01 from $0.03 in 2014. Net income available to common shareholders for the nine months ended October 4, 2014 decreased to $0.13 per share from $0.14 per share for the nine months ended September 28, 2014. Net income per share on a fully diluted basis for nine months 2015 decreased to $0.10 from $0.11 in 2014. The decrease in net income is primarily the result of the preferred dividend in 2015.

About Uniroyal Global Engineered Products, Inc.:

Uniroyal Global Engineered Products, Inc. (UNIR) is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2014 was derived 63% from the automotive industry and approximately 37% from the recreational, industrial, indoor and outdoor furnishings, hospitality and health care markets.

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “expect,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

3

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014

NET SALES	$23,225,199	$23,928,155	$76,486,188	$73,698,401

COST OF GOODS SOLD	17,841,471	19,063,543	59,891,442	59,494,989

Gross Profit	5,383,728	4,864,612	16,594,746	14,203,412

OPERATING EXPENSES:
Selling	1,268,656	1,127,945	4,065,951	3,494,463
General and administrative	2,192,559	2,449,459	5,850,880	6,393,438
Research and development	440,257	352,696	1,185,051	1,104,631

OPERATING EXPENSES	3,901,472	3,930,100	11,101,882	10,992,532

Operating Income	1,482,256	934,512	5,492,864	3,210,880

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(406,242)	(396,127)	(1,199,008)	(1,254,437)
Other income (expense)	(103,051)	88,786	69,653	198,433
Net Other Expense	(509,293)	(307,341)	(1,129,355)	(1,056,004)

INCOME BEFORE TAX PROVISION	972,963	627,171	4,363,509	2,154,876

TAX PROVISION	135,160	99,690	459,340	148,418

NET INCOME	837,803	527,481	3,904,169	2,006,458

Preferred stock dividend	(698,499)	—	(2,088,373)	—

NET INCOME AVAILABLE
TO COMMON SHAREHOLDERS	139,304	527,481	1,815,796	2,006,458

EARNINGS PER COMMON SHARE:
Basic	$0.01	$0.04	$0.13	$0.14
Diluted	$0.01	$0.03	$0.10	$0.11
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	14,264,699	14,128,309	14,323,414	14,148,717
Diluted	19,021,532	18,885,142	19,080,247	18,905,550

4

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014

NET INCOME	$837,803	$527,481	$3,904,169	$2,006,458

OTHER COMPREHENSIVE INCOME (LOSS):
Minimum benefit liability adjustment	(45,226)	(147,474)	(135,685)	(442,422)
Foreign currency translation adjustment	(237,772)	(277,447)	(198,839)	(96,840)
Unrealized gain (loss) on effective hedge:
Reclassification of amounts to earnings	—	9,335	—	42,478
Unrealized loss for the year	—	—	—	(1,561)

OTHER COMPREHENSIVE LOSS	(282,998)	(415,586)	(334,524)	(498,345)

COMPREHENSIVE INCOME	554,805	111,895	3,569,645	1,508,113

Preferred stock dividend	(698,499)	—	(2,088,373)	—

COMPREHENSIVE INCOME (LOSS)
TO COMMON SHAREHOLDERS	$(143,694)	$111,895	$1,481,272	$1,508,113

5

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

	October 4, 2015	December 28, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,058,534	$604,234
Accounts receivable, net	15,674,772	14,607,787
Inventories, net	18,563,488	17,421,082
Other current assets	1,938,997	2,130,282
Related party receivable	22,510	74,931
Total Current Assets	38,258,301	34,838,316

PROPERTY AND EQUIPMENT	13,964,761	12,001,128

OTHER ASSETS
Intangible assets	3,590,405	3,668,956
Goodwill	1,079,175	1,079,175
Other long-term assets	1,377,218	1,295,965
Total Other Assets	6,046,798	6,044,096

TOTAL ASSETS	$58,269,860	$52,883,540

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$515,070	$438,145
Line of credit	17,738,392	16,396,306
Current maturities of long-term debt	553,402	522,095
Current maturities of capital lease obligations	574,804	96,071
Accounts payable	8,743,466	9,409,062
Accrued expenses	4,267,835	3,408,143
Related party payable	—	20,260
Current portion of postretirement benefit liability - health and life	115,039	115,039
Total Current Liabilities	32,508,008	30,405,121

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,626,934	1,355,297
Capital lease obligations, less current portion	2,044,952	238,836
Related party lease financing obligations	2,164,360	2,162,393
Long-term debt to related parties	4,706,473	4,740,728
Postretirement benefit liability - health and life, less current portion	2,649,427	2,662,570
Other long-term liabilities	900,702	840,378
Total Long-Term Liabilities	14,092,848	12,000,202
Total Liabilities	46,600,856	42,405,323

6

STOCKHOLDERS' EQUITY
Convertible Preferred Stock: 5,000,000 shares authorized ($100 value):
Series A, 9,715 shares issued and outstanding	$798,500	$798,500
Series B, 2,702 shares issued and outstanding	270,160	270,160
Series C, 16,124 shares issued and outstanding	1,600,467	1,600,467
Preferred units, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	617,571
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	463,179
Preferred stock, Engineered Products Acquisition Limited, 50 shares issued and outstanding ($1.51 stated value)	75	75
Common stock, 95,000,000 shares authorized ($.001 par value) 14,193,252 and 14,351,398 shares issued and outstanding as of October 4, 2015 and December 28, 2014, respectively	14,194	14,352
Additional paid-in capital	32,259,258	32,549,585
Accumulated deficit	(24,810,838)	(26,626,634)
Accumulated other comprehensive income	456,438	790,962
Total Stockholders' Equity	11,669,004	10,478,217

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,269,860	$52,883,540

Contact:

Uniroyal Global Engineered Products, Inc. Corporate Contact: Elizabeth Henson; telephone: 941-870-3950; email: LHenson@UniroyalGlobal.com

Uniroyal Global Engineered Products, Inc. Public Relations: Vic Allgeier; TTC Group, Inc.; telephone: 646-290-6400; email: vic@ttcominc.com

7